Exhibit 10.11

RENTOKIL INITIAL PLC

PERFORMANCE SHARE PLAN

As amended by shareholders in general meeting on 9 May 2018 and 12 May 2021

Approved by shareholders in general meeting on 11 May 2016

and adopted by the Board of Directors on 11 May 2016

Contents

1.	Definitions and Interpretation	Page 3
2.	Eligibility	Page 5
3.	Grant of awards	Page 5
4.	Limits	Page 6
5.	Exercise of Award	Page 8
6.	Takeover, reconstruction and winding-up	Page 13
7.	Variation of share capital	Page 15
8.	Amendments	Page 15
9.	Miscellaneous	Page 16
10.	Appendix 1	Page 18
11.	Appendix 2	Page 24
12.	Appendix 3	Page 27

1.        Definitions and Interpretation

1.1.	In this Plan, unless the context otherwise requires:

Associated Company means a Group Company or a company in which the Company holds either directly or indirectly an interest in no less than twenty per cent of the equity;

Award means a right to acquire Shares for nil payment or upon such nominal payment as specified by the Committee on the Grant Date (being, in the case of an Award satisfied by the issue of new Shares, an amount not less than the aggregate nominal value of the Shares to be issued) or a right to receive Shares (or an award of Shares or cash in such other legal form as may be determined by the Committee which is intended to deliver the same economic benefit to a Participant) subject to the terms and conditions of the Plan;

Board means the board of directors for the time being of the Company or a duly authorised committee of the board and if any of the events envisaged in Rule 6 occurs, the board of directors as constituted immediately before the event occurred;

Committee means the remuneration committee of the Board and, if any of the events envisaged in Rule 6 occurs, the remuneration committee as constituted immediately before the event occurred;

Company means Rentokil Initial plc (registered number 5393279);

Control means control within the meaning of section 995 of the Income Tax Act 2007;

Dealing Day means any day on which the London Stock Exchange is open for the transaction of business;

Employees' Share Plan has the meaning set out in section 1166 Companies Act 2006;

Exercise Period means the period starting on the Vesting Date and ending on the tenth anniversary of the Grant Date (unless the Board determines that a shorter period will apply);

Financial Year means a financial year (within the meaning of section 390 of the Companies Act 2006) of the Company, which may be the standard 52 week period or a longer or shorter period in respect of which the annual accounts of the Company are prepared;

Grant Date in relation to an Award, means the date on which the Award was granted under Rule 3;

Group Company means:

a)	the Company or any body corporate which is (within the meaning of section 1159 of the Companies Act 2006) the Company's holding company or a subsidiary of the Company's holding company; or

b)	a Subsidiary or a company which is under the Control of the Company;

Holding Period means in relation to an Award, a period starting at the end of the third anniversary of the Grant Date and ending on the fifth anniversary of the Grant Date, unless the Committee sets a different period prior to the Grant Date;

London Stock Exchange means the London Stock Exchange plc or any successor body carrying on the business of the London Stock Exchange plc;

Participant means a person who holds an Award;

Plan means the Rentokil Initial plc Performance Share Plan as amended from time to time under these Rules;

Performance Condition means such objective term(s) and/or requirement(s) that the Committee applies to an Award and notifies to a Participant at the Grant Date (in addition to the terms set out in these Rules), the satisfaction of which shall determine the extent to which (if at all) an Award Vests and where relevant is capable of exercise;

Performance Period means the originally intended period in respect of which the Performance Conditions (if any) are to be satisfied, communicated to Participants at grant;

Policy means the Company’s Directors’ Remuneration Policy (as approved by the Company’s shareholders);

Prohibited Period means any time when dealing or transactions in Shares or other securities is prevented or restricted by:

a)	any rules, statutory requirements, orders, legal or regulatory code, regulation, provision or other requirement or guidance; and/or

b)	any code adopted or established by the Company in addition or replacement to (a) above,

in each case in force, and as amended or replaced, from time to time;

Retirement means a Participant ceasing to be employed by any Associated Company by reason of retirement with the consent of that Associated Company;

Redundancy means termination of employment by reason of redundancy in accordance with the definition contained in the Employment Rights Act 1996;

Rules means the rules of the Plan as amended from time to time under their terms;

Salary means:

a)	a person's salary before tax (excluding benefits in kind), expressed as an annual rate, payable or to be paid by all Group Companies to him; and

b)	where a payment of salary is made otherwise than in sterling, the payment shall be treated as being of the amount of sterling ascertained by applying the rate of exchange the Committee reasonably determines;

Share means a fully paid ordinary share in the capital of the Company;

Subsidiary means a company which for the time being is a subsidiary of the Company within the meaning of section 1159 of the Companies Act 2006;

Taxation means any tax and employee social security charges (and/or any similar charges or liabilities), wherever arising, in respect of a Participant’s Award or otherwise arising in connection with that Participant’s participation in the Plan;

Tax Election means a joint election in respect of any Shares that the Participant may acquire pursuant to an Award under section 431(1) or section 431(2) of the Income Tax (Earnings and Pensions) Act 2003 (or such other tax legislation that may be applicable to Participants situated in jurisdictions other than the UK);

Trustee means the trustee or trustees for the time being of any employee trust established for the benefit of all or most of the employees of Group Companies;

Vesting Date means the date on which an Award Vests which, subject to Rule 3.3 and unless prior to the Grant Date the Committee determines another date to be appropriate, shall not be earlier than the third anniversary of the Grant Date; and

An Award Vests when the Participant becomes entitled to the issue or transfer of Shares under an Award or to exercise an Award (as appropriate) and the terms Vested and Vesting shall have corresponding meanings.

1.2.	Any reference in this Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3.	Where the context permits the singular includes the plural and vice versa and the masculine includes the feminine.

1.4.	Headings and words in italics are for guidance only and do not form part of the Plan.

2.        Eligibility

2.1.	A person is eligible to be granted an Award provided that he is an employee of a Group Company.

2.2.	The Committee shall be responsible for determining whether the Plan will be operated in any particular Financial Year, whether an employee will receive an Award and for determining the number of Shares comprised in any such Award.

3.        Grant of Awards

3.1.	Grant procedure

Awards may be granted by the Committee on behalf of the Company to any person who is eligible to be granted an Award under Rule 2, subject to such Performance Conditions or other conditions as the Committee determines at the Grant Date.

3.2.	Timing of grant

An Award may only be granted:

a)	within the period of six weeks beginning with:

i.	the Dealing Day next following the date on which the Plan is adopted;

ii.	the Dealing Day next following the date on which the Company announces its results for any period;

iii.	any day when the circumstances are considered by the Committee in its absolute discretion to be sufficiently exceptional to justify its grant (and for these purposes, such circumstances may include, without limitation, the incentivisation of a new employee or executive director or special need to take action to retain an employee or executive director, the acquisition of a new business or new Group Company, and cases where an award to an employee or executive director was omitted through manifest error);

iv.	the Dealing Day next following the date on which a Prohibited Period ends which prevented the granting of an Award during the periods specified above; and

in each case within the period of 10 years beginning with the date on which this Plan is approved by the Company in general meeting.

3.3.	Holding period

At the discretion of the Committee, an Award may at the Grant Date be made subject to a Holding Period. Subject to Rule 5.4 and Rule 6 and to any additional terms and conditions that apply to the Award, if an Award is made subject to a Holding Period, that Award will Vest at the end of the Holding Period to the extent that the Committee determines that the Performance Condition was satisfied following the end of any applicable Performance Period and the Award has not otherwise lapsed. Where there is a Holding Period, to the extent required by the Company, the Participant will, as a condition of accepting the grant of an Award agree to enter into a Tax Election.

3.4.	Non-transferability and bankruptcy

Save on the death of a Participant, an Award shall not be capable of being transferred or assigned. If a Participant does or suffers any act which would or might deprive him of the legal or beneficial ownership of an Award and/or a Participant is adjudged bankrupt, the Participant's Award shall lapse immediately.

3.5.	Method of grant

There shall be no payment for the grant of an Award. Awards shall be granted by way of deed.

3.6.	Renunciation of an Award

A Participant may waive or renounce an Award granted to him by giving written notice to the Company at any time before it is exercised. A waiver of any particular Award shall not constitute a waiver of any other Award unless the notice of waiver expressly provides otherwise.

3.7.	Approvals and consents

Notwithstanding any other provision of the Rules, the grant of an Award, its exercise and the delivery of Shares under it shall not occur during a Prohibited Period and shall be subject to obtaining any approval or consent required under any applicable regulations or enactments.

3.8.	Employer’s social security

The Company may require a Participant to:

a)	enter into an agreement under paragraph 3A of schedule 1 to the Social Security contributions and Benefits Act 1992 in relation to any secondary Class 1 National Insurance contributions arising on the exercise of an award; or

b)	make an election under paragraph 3B of Schedule 1 to that Act in relation to any secondary Class 1 National Insurance contributions arising on the exercise of an award; or

c)	enter into any other equivalent agreement, election or other arrangement under the laws of any relevant jurisdiction to allow the Company to pass the cost of employers’ social security contributions arising in relation to the Award to the Participant.

4.        Limits

4.1.	5 per cent in 10 year limit

No Award shall be granted which would, at the time it is granted, cause the number of Shares allocated under the Plan or under any other executive (discretionary) share scheme adopted by the Company in the period of 10 years ending with the proposed Grant Date to exceed the number of Shares that represents 5 per cent of the ordinary share capital of the Company in issue at that time (as adjusted for scrip, bonus and rights issues). For the purpose of calculating the number of Shares so allocated, any additional shares representing accrued dividends as described in Rule 5.9 shall be excluded.

4.2.	10 per cent in 10 year limit

No Award shall be granted which would, at the time it is granted, cause the number of Shares allocated under the Plan or under any other Employees’ Share Plan adopted by the Company in the period of 10 years ending with the proposed Grant Date to exceed the number of shares that represents 10 per cent of the ordinary share capital of the Company in issue at that time (as adjusted for scrip, bonus and rights issues). For the purpose of calculating the number of Shares so allocated, any additional shares representing accrued dividends as described in Rule 5.9 shall be excluded.

4.3.	Individual limit

No person shall be granted an Award if the grant of that Award would result in the aggregate market value of all the Shares over which Awards have been made to that individual in respect of a Financial Year exceeding 375% of the Salary of that individual, subject to any other limits, where applicable, set out in the prevailing Policy. For the purpose of calculating this limit any additional shares representing accrued dividends as described in Rule 5.9 shall be excluded.

4.4.	Value of shares

For the purpose of Rule 4.3, the market value of each Share over which an Award is made shall be determined by the Board and will normally be taken to be the amount equal to the closing price of a Share on the London Stock Exchange on the Dealing Day immediately preceding the Grant Date.

4.5.	Meaning of "allocated"

For the purposes of this Rule 4, Shares are "allocated":

a)	at the time of grant of an Award (where such Award may be satisfied by the issue of new Shares or by the transfer of treasury Shares); and

b)	at the time of issue or transfer (where Shares are issued or treasury Shares are transferred otherwise than pursuant to an option or other type of award to acquire Shares).

4.6.	Release or lapse of award

Where an Award, share option or other right to acquire unissued or treasury shares is released or lapses without being exercised (or the Board makes arrangements for it to be satisfied by the transfer of existing Shares), the Shares concerned shall be ignored when calculating the limit in Rules 4.1 and 4.2.

4.7.	Effect of limits

Any Award granted under the Plan shall be limited and take effect so that the above limits are complied with.

4.8.	Clawback and reduction for malus

Notwithstanding any other Rule of the Plan, the Board may, in its absolute discretion:

a)	determine at any time prior to the date on which an Award Vests to reduce the number of Shares to which an Award relates; cancel an Award; or impose further conditions on an Award (malus), in circumstances in which the Board considers such action is appropriate;

b)	determine that there are circumstances that justify a reduction in respect of one or more Awards that have Vested and that the Participant should repay to the Company (whether by re-transfer of Shares, payment of cash proceeds or deductions from or set offs against any amounts owed to the Participant by the Company or any Group Company) (clawback) an amount equal to the benefit, calculated on an after-tax basis, received by the Participant from such Award, provided that the Board may, at its discretion, determine that a lesser amount should be repaid.

The Board may not exercise its discretion under Rule 4.8(b) more than five years after the Grant Date or such longer period as the Committee considers is appropriate and has been notified to the Participant.

The circumstances referred to in this Rule 4.8 include, but are not limited to:

i.	A material misstatement of the Company’s audited results; or

ii.	Serious reputational damage or loss to the Company, any Group Company or a relevant business unit as a result of the Participant’s serious misconduct or otherwise.

5.	Exercise of Award

5.1.	Manner of exercise

The exercise of an Award shall be effected in the form and manner prescribed by the Committee.

5.2.	General exercise period

Subject to the rest of this Rule 5 and to Rule 6, an Award may be exercised within the period beginning with the Vesting Date and ending on the tenth anniversary of the Grant Date or such earlier date as may be specified in the Award certificate, provided that, if a notice of exercise is delivered during a Prohibited Period which would prohibit:

(a)	the exercise of the Award; and/or

(b)	the delivery, or procurement of the delivery, of Shares or cash (as the case may be) to the Participant;

the Award will be exercised and/or the delivery or procurement of the delivery of Shares or cash to the Participant will take place on the first Dealing Day on which the Prohibited Period ceases to apply.

To the extent that an Award that is otherwise exercisable under these Rules remains unexercised on the last day (or the last Dealing Day if different) before the expiry of such tenth anniversary, the Company will be deemed to have received a valid notice of exercise for such Award with authority to sell some or all of the resulting Shares on the Participant's behalf to satisfy the amount of any Tax Liability arising in connection with such exercise.

5.3.	Performance condition

Subject to Rule 5.6, an Award shall become exercisable only to the extent that the Performance Condition is determined to be satisfied by the Committee. An Award shall lapse if and to the extent that it does not become exercisable in respect of some or all of the Shares comprised in it in accordance with the applicable Performance Condition.

5.4.	Good Leavers

If a Participant ceases to be employed by an Associated Company:

a)	as a result of his disability, ill-health or death;
b)	as a result of his Retirement;
c)	as a result of his Redundancy;
d)	because his employment is in a company which ceases to be an Associated Company, or relates to a business or part of a business which is transferred to a person who is not an Associated Company; or

e)	for any other reason that the Committee so decides in its absolute discretion,

his Award may, subject to Rule 6, be exercised to the extent specified in Rule 5.5:

i.	during the period ending on the date which is twelve months following the cessation of employment (or any longer period, not exceeding twenty four months, as may be determined by the Committee) in the case of cessation of employment by reason of death; and

ii.	during the period ending on the date which is six months following the end of any Holding Period that applies to the Award in the case of cessation for any other reason listed in this Rule 5.4 (or, if the Award is not subject to a Holding Period, during the period ending on the date which is six months following cessation of employment, unless Rule 5.5.2(ii) applies, in which case, during the period ending on the date which is six months following the date on which the Performance Condition is measured)

and shall lapse if not exercised during such period.

5.5.	Extent of exercise for good leavers

5.5.1. Cessation of employment after end of Performance Period

If a Participant ceases to be employed by an Associated Company on or after the Vesting Date (or, in the case of an Award that is subject to a Holding Period, during or following such Holding Period), in circumstances where Rule 5.4 applies, he (or his personal representatives) may exercise his Award to the extent that the Committee has determined that the Performance Condition has been satisfied (but only after the expiry of any Holding Period that applies to the Award).

5.5.2.	Cessation of employment before end of Performance Period

(i)	Death, ill-health, disability and other exceptional circumstance

If a Participant ceases to be an employee of an Associated Company before the Vesting Date (or, in the case of an Award that is subject to a Holding Period, before the start of such Holding Period), in circumstances where Rule 5.4 applies by reason of disability, ill-health, death or any other exceptional circumstance that the Committee so decides in its absolute discretion (together Early Vesting Events) the extent to which an Award shall be exercisable (if at all) shall be determined by the Committee acting in its absolute discretion and in such circumstances the Committee may have regard to the following formula:

A = B x the fraction C/D

Where

A is the percentage of the Shares comprised in the Award in respect of which the Award becomes exercisable as a result of the Early Vesting Event;

B is the number of Shares comprised in the Award in respect of which the Award would otherwise have become exercisable, but for the operation of this Rule 5.5.2(i), following a review by the Committee of the Company's performance under the terms of the Performance Condition during the period ending with the date on which the Company's preliminary, interim or final results which most closely precede or follow the Early Vesting Event are available;

C shall be the period measured in complete months from the Grant Date to date of cessation of employment by reason of an Early Vesting Event; and

D shall be the number of months in the Performance Period,

but the Committee may, in its absolute discretion, determine that such Award shall not be subject to the adjustment pursuant to the formula above or that the number of Shares in respect of which it shall become exercisable shall be reduced on such other basis as the Committee considers appropriate in the circumstances. In any event, if the Award is subject to a Holding Period, the Award shall only become exercisable at the end of the Holding Period applicable to the Award unless the Committee in its absolute discretion determines otherwise.

(ii)	Retirement, redundancy, sale of a company or a business or any other reason that the Company so decides in its absolute discretion

If a Participant ceases to be an employee of an Associated Company before the Vesting Date (or, in the case of an Award that is subject to a Holding Period, before the start of such Holding Period) (other than by reason of disability, ill-health, death or any other exceptional circumstance that the Committee so decides in its absolute discretion) but the Award remains capable of exercise under Rule 5.4, the extent to which an Award will become exercisable (if at all) shall be determined in accordance with the following formula:

A = B x the fraction C/D

Where

A is the percentage of the Shares comprised in the Award in respect of which the Award becomes exercisable;

B is the number of shares in respect of which the Award would otherwise have become exercisable, but for the operation of this Rule 5.5.2 (ii) judged by reference to be the extent to which the Performance Condition is met over the relevant Performance Period; and

C shall be the period measured in complete months from the Grant Date to date of cessation of employment; and

D shall be the number of months in the Performance Period,

but the Committee may, in its absolute discretion, determine that such Award shall not be subject to the adjustment pursuant to the formula above or that the number of Shares in respect of which it shall become exercisable shall be reduced on such other basis as the Committee considers appropriate in the circumstances. In any event, if the Award is subject to a Holding Period, the Award shall only become exercisable at the end of the Holding Period applicable to such Award unless the Committee in its absolute discretion determines otherwise.

5.6.	Other leavers

5.6.1.	Cessation of employment after end of Performance Period where no Holding Period applies

If a Participant ceases to be employed by an Associated Company on or after the Vesting Date for any reason other than the reasons set out in Rule 5.4 (where Rule 5.5.1 set out above shall apply), he may exercise his Award during the period of six months following his cessation of employment, to the extent that the Committee has determined that the Award has become exercisable in accordance with the Performance Condition. At the end of such six month period the Award shall lapse.

5.6.2.	Cessation of employment after end of Performance Period where a Holding Period applies

If a Participant ceases to be employed by an Associated Company for any reason other than the reasons set out in Rule 5.4 (where Rule 5.5.1 set out above shall apply) and during a Holding Period that applies to his Award, his Award shall not lapse but shall become exercisable at the end of the Holding Period for a period of six months following the end of the Holding Period, to the extent that the Committee has determined that the Performance Condition has been satisfied. At the end of such six month period the Award shall lapse.

5.6.3.	Cessation of employment before end of Performance Period

If a Participant ceases to be employed by an Associated Company before the Vesting Date (or, in the case of an Award that is subject to a Holding Period, before the start of such Holding Period), for any reason other than those set out in Rules 5.4 and 5.5, (where the rules set out above shall apply), his Award shall lapse immediately on the date of such cessation.

5.7.	Satisfaction of Awards

5.7.1.	Settlement in Shares

The Board shall procure the delivery or issue to a Participant (or his nominee) of the number of Shares in respect of which the Award has been exercised as soon as reasonably practicable of that exercise.

5.7.2.	Settlement in cash

The Committee shall however have discretion to decide that instead of the Award being satisfied wholly by the issue or transfer of Shares, the exercise of an Award shall be satisfied in whole or in part by the payment to the Participant of a cash amount equal to the market value of some or all of the Shares in respect of which the Award is exercised. For the purposes of this Rule, the market value of the Shares over which an Award is exercised shall be calculated by reference to the closing price of a Share on the London Stock Exchange on the Dealing Day most immediately preceding the date on which the cash payment is made to the Participant. A cash payment made to the Participant under this Rule shall be made subject to:

a)	such withholdings on account of tax, national insurance contributions and social security contributions as may be required by law in any applicable jurisdiction; and

b)	any withholding which the Company may make or require to be made to satisfy any financial liability owed by the Participant to the Company, another Group Company, Associated Company or the Trustee.

To the extent that an Award is not so satisfied by a cash payment, it shall be satisfied by the issue or transfer of Shares.

5.7.3.	Transfer of Shares to a Pension Plan

Notwithstanding any other provision of the Plan the Committee may in its discretion determine at any time prior to the Vesting Date of a Participant's Award that all or any of the Shares comprised in the Award and in respect of which the Award becomes exercisable in accordance with Rule 5.3 shall be transferred to a pension plan for the benefit of the Participant and not to the Participant.

If the Committee makes such a determination, the Participant shall not thereafter be entitled to exercise the Award and shall have no claim against the Company or his employer for or in relation to the Award or the Shares comprised in the Award or the loss of any right in respect of the Award or the Shares and for this purpose where the context requires references to the Participant in the Plan shall be construed as if they were references to the pension plan or the trustees of the pension plan as the case may be.

If the Committee makes such a determination, the transfer of the relevant Shares to a pension plan for the benefit of the Participant shall be a full and proper discharge of any obligations that the Company may have to the Participant under the Plan.

By participating in the Plan a Participant agrees that he will keep the Company, his employing company and any Group Company indemnified on a continuing basis in respect of any tax (including pay as you earn) and/or employee's social security contributions together with all fines, penalties and interest of whatever nature relating thereto that may be payable by or assessable on the Participant, the Company, his employing company or any Group Company in respect of any Shares transferred to a pension plan for his benefit or otherwise in connection with the Award or the Shares (the Indemnity Amount) and he agrees that the Indemnity Amount may be set off against or deducted from any amounts owed to him by the Company, his employing company or any Group Company and a Participant shall enter into such arrangements as the Committee may prescribe to give effect to the terms of this paragraph.

5.8.	Meaning of ceasing employment

A Participant shall not be treated for the purposes of Rule 5 as ceasing to be an employee of an Associated Company until he is no longer an employee of any Associated Company.

5.9.	Dividend Shares

At the discretion of the Committee, the number of Shares in respect of which an Award is exercisable may be increased by such additional number of Shares as may be determined by the Committee to reflect the value of dividends which have been received by the Participant, had the Participant held the number of Shares in respect of which his award would otherwise be exercisable, during the period beginning with the Grant Date and ending either (i) on the date the Award is exercised or (ii) on the Vesting Date (as determined by the Committee in its discretion.) If the Committee exercises its discretion to award further Shares pursuant to this Rule, the number of Shares so awarded shall be calculated by the Committee in its discretion having regard to the following formula:

A = B

C

where:

A is the additional number of Shares in respect of which an Award will be exercisable pursuant to this Rule;

B is the total value of dividends which would have been payable on X number of Shares during the period beginning with the Grant Date and ending either (i) on the date the Award is exercised or (ii) on the Vesting Date (as determined by the Committee in its discretion)

C is the closing middle market quotation for a Share on the London Stock Exchange on the date on which the dividend was paid (or if such dividend was not paid on a Dealing Day, the Dealing Day which most immediately precedes it); and

X is the number of Shares in respect of which the Award would otherwise be exercisable (according to the extent to which the Performance Condition is satisfied) which may, at the discretion of the Committee, be adjusted incrementally to reflect notional additional Shares which could have been acquired with each dividend payable on X on the Dealing Day most immediately preceding the day on which the dividend was paid.

The Committee may in its absolute discretion decide that instead of increasing the number of shares comprised in the Award to reflect the value of dividends, such value may be reflected by means of a cash payment equalling the value of A either on the Vesting Date or on the date on which the Award is exercised (as determined by the Committee in its discretion). Such cash payment shall be made to the Participant as soon as reasonably practicable after the Vesting Date or the date on which the Award is exercised (as determined by the Committee in its discretion) and shall be subject to:

a)	appropriate deductions on account of income tax, national insurance contributions or any other tax and social security contributions required to be withheld by law in any applicable jurisdiction; and

b)	any withholding which the Company may make or require to be made to satisfy any financial liability owed by the Participant to the Company, another Group Company, Associated Company or the Trustee.

5.10.	Employee tax liabilities where the exercise of an Award is satisfied by the issue or transfer of shares (withholding tax and employee's social security)

It is a condition of exercise of any Award that where and to the extent that the Award is to be satisfied by the issue or transfer of Shares and a Group Company (or former Group Company) is obliged to (or would suffer a disadvantage if they were not to) account for any tax or social security contributions (in any jurisdiction) arising in connection with the Award whether payable by or assessable on the Participant or on any Group Company (or former Group Company) which, unless the Committee determines otherwise at the Grant Date or unless the Participant has entered into an agreement, election or other arrangement referred to in Rule 3.8, shall not include secondary Class 1 national insurance contributions in the UK or their equivalent in any other jurisdiction (together, the Tax Liability), the Participant must:

a)	pay the relevant Group Company (or former Group Company) an amount equal to the Tax Liability; or

b)	enter into arrangements acceptable to the Group Company (or former Group Company) (and in accordance with any election or agreement made pursuant to Rule 3.8) to ensure that payment of the Tax Liability is made (whether by authorising the sale of some or all of the Shares on the Participant's behalf and the payment to the tax authority of the amount of the Tax Liability out of the proceeds of sale, or otherwise), and a Participant shall do anything a Group Company (or former Group Company) may reasonably require in connection with the satisfaction by the Participant of his or her obligations pursuant to this Rule.

5.11.	General Right of Set Off

Where an Award is to be satisfied by the issue or transfer of Shares and the Participant has a financial liability to the Company, another Group Company, or an Associated Company the Company shall have the right to authorise, on the Participant's behalf, the sale of some or all of the Shares issued or transferred to the Participant, in order to raise sufficient funds to discharge, in whole or in part, such financial liability.

5.12.	Share rights

All Shares allotted under the Plan shall rank equally in all respects with Shares of the same class then in issue except for any rights attaching to the Shares by reference to a record date preceding the day on which the Participant is entered on the Company's register of shareholders in respect of those Shares. The Company shall apply for the listing of any Shares issued under the Plan on the London Stock Exchange as soon as practicable after their allotment.

6.       Takeover, reconstruction and winding-up

6.1.	General offers

Subject to Rules 6.3, 6.4 and 6.5, if any person obtains Control of the Company as a result of making a general offer to acquire Shares in the Company, or having obtained Control makes such an offer, the Board shall notify every Participant of the change of Control and an outstanding Award may be exercised to the extent prescribed by Rule 6.2 within six months (or any longer period the Committee permits) of the notification. All outstanding Awards shall lapse to the extent not exercised on the expiry of that period.

6.2.	Pro-Rating for Performance and Time

If there occurs one of the events described in this Rule 6 (a Change in Control), the extent to which an Award shall become exercisable (if at all) shall be determined by the Committee in accordance with the following formula:

A = B x the fraction C/D

where

A is the percentage of the Shares comprised in the Award in respect of which the Award becomes exercisable as a result of the Change of Control;

B is the number of Shares comprised in the Award in respect of which the Award would otherwise have become exercisable, but for the operation of this Rule 6.2, following a review by the Committee of the Company's performance under the terms of the Performance Condition during the period ending with the Change of Control; and

C shall be the period measured in complete months from the Grant Date to date of the relevant event; and

D shall be the number of months in the Performance Period),

but the Committee may, in its absolute discretion and having regard to the financial performance of the Company and the circumstances of the relevant event, determine that such Award shall not be subject to the adjustment pursuant to the formula above or that the number of Shares in respect of which it shall become exercisable shall be reduced on such other basis as the Committee considers appropriate in the circumstances.

6.3.	Meaning of control

For the purposes of Rule 6.1, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him (as defined in the City Code on Takeovers and Mergers) have together obtained Control of the Company.

6.4.	Compulsory acquisition, schemes of arrangement and winding up

Subject to Rules 6.4 and 6.5, if any person becomes bound or entitled to acquire shares in the Company under sections 979 to 989 of the Companies Act 2006, or if under section 899 of that Act the Court sanctions a compromise or arrangement, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall notify every Participant of the occurrence of the event and an outstanding Award may be exercised to the extent prescribed by Rule 6.2 within one month (or any longer period the Committee permits) of the notification. All outstanding Awards shall lapse to the extent not exercised on the expiry of that period.

6.5.	Replacement Awards

6.5.1.	If any person obtains Control of the Company as described in Rule 6.1, or as a result of a compromise or arrangement sanctioned by the Court under section 899 Companies Act 2006, or becomes bound or entitled to acquire shares in the Company under sections 979 to 989 Companies Act 2006, a Participant may by agreement with such person release his Award (the Old Award) in consideration of the grant of a new award (the New Award) over shares of equivalent value in a different company, such New Award to be subject to Rules of the Plan and to such performance conditions (if any) as may be agreed between the Participant and such person and failing such agreement, the New Award shall be subject to the Performance Condition to which the Old Award was subject.

6.5.2.	A New Award granted under Rule 6.5.1 shall, for the purposes of the Plan, be treated as having been acquired at the same time as the Old Award.

6.5.3.	Where any New Award is granted pursuant to Rule 6.5.1, Rules 3.4, 3.6, 5, 6, 7, 8 and 9 shall be construed as if references to the Company and to Shares were references to the other company to which the shares comprised in the New Award relate and to shares in that company but references to a Group Company shall continue to be construed as if references to the Company were references to Rentokil Initial plc.

6.6.	Internal reorganisation

If:

a)	the events referred to in this Rule 6 are part of an arrangement (a Reorganisation) as a result of which the Company will be under the Control of another company or the business of the Company will be carried on by another company; and

b)	the persons who owned the shares in the Company immediately before the change of Control will immediately afterwards own more than 75% of the shares in that other company,

then an Award shall not become exercisable or lapse as a result of that Reorganisation, but shall, unless the Committee determines otherwise, cease to relate to Shares and will instead relate to the number of shares in the other company that have a market value equivalent to the Shares in the Company subject to the Award immediately before the Reorganisation (the respective market values to be determined by the Committee acting reasonably). The Rules and the applicable Performance Conditions shall continue to apply to the Award with the necessary changes to take account of this alteration.

7.	Variation of share capital

If there is any variation of the share capital of the Company, a demerger, a special dividend, or a similar event involving the Company, the Committee may make any adjustment to the number of Shares subject to an Award and to the Performance Condition to which an Award is subject that it reasonably and fairly considers appropriate.

8.	Amendments

8.1.	General rule on alterations

Subject to Rules 8.2, 8.4 and 8.5, the Committee may at any time amend the Rules.

8.2.	Shareholder approval

Subject to rule 8.3 and 8.5, no amendment to the advantage of the persons to whom Awards have been granted or may be rented shall be made to any of the provisions concerning eligibility to participate in the Plan, the limits on individual participation, the terms of vesting and the number of Shares which may be issued under the Plan and the adjustment of Awards on a variation of share capital under Rule 7, without the prior approval by ordinary resolution of the members of the Company in general meeting.

8.3.	Exceptions to shareholder approval

Rule 8.2 shall not apply to any amendment which is minor and to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Company. Without prejudice to the generality of the foregoing, alterations may be made and appendices added to the Rules in order to change the legal form or structure of Awards which may be granted (while preserving their economic substance as envisaged in the existing Rules) to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Company.

8.4.	Alterations to disadvantage of participants

Subject to Rule 8.5, no amendment to the Plan shall be made to the material disadvantage of any Participant in respect of any subsisting Award unless:

a)	the Board has invited every Participant who may be disadvantaged to indicate whether or not he approves the amendment, and

b)	the amendment is approved by more than three quarters of such number of Participants who respond to such invitation.

8.5.	Alterations to the performance condition

The Committee may amend the Performance Condition that applies to an Award if:

a)	an event occurs which causes the Committee reasonably to consider that the Performance Condition that then applies to the Award would not, without alteration, achieve its original purpose;

b)	the Committee acts fairly and reasonably in making the amendment; and

c)	the amended Performance Condition will in the opinion of the Committee be materially no less challenging than would have been had the event not occurred.

8.6.	Alteration notices

The Company shall give written notice to any Participant affected by an amendment under this Rule 8 as soon as practicable after it is made.

9.	Miscellaneous

9.1.	Employment

The rights and obligations of any individual under the terms of his office or employment with any Group company, including but not limited to an employment contract, are entirely separate from and shall not be affected by his participation in the Plan. By participating in the Plan a Participant waives any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Award as a result of such termination. A Participant shall not have any rights of a shareholder of the Company with respect to his Award or the Shares subject to it.

9.2.	Participation in the Plan

Nothing in the Plan shall give any employee of a Group Company any right to participate in the Plan. Participation in the Plan in one year does not confer any right to participate in any future year.

9.3.	Administration

The Plan shall be administered by the Committee or by such persons to whom the Committee has duly delegated its authority to administer the Plan (including, without limitation, the company secretary of the Company). The Committee has full authority, consistent with the Rules, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt any regulations for administering the Plan and any documents it thinks necessary or appropriate. The decision of the Committee on any matter concerning the Plan shall be final and binding on all persons.

9.4.	Notices

Any notice or other communication under or in connection with the Plan may be given by personal delivery, by electronic communication or by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Company, to his last known postal address, or to the postal address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, or to his allocated corporate e-mail address.

9.5.	Costs of Plan

The cost of introducing and administering the Plan shall be borne by the Company. The Company may require any other Group Company to enter into an agreement which obliges that company to reimburse the Company for any costs borne by the Company, directly or indirectly, in respect of that Group Company's offices or employees. A Group Company may provide money to the Trustee or to any other person to enable that person to acquire Shares to be held for the purposes of this Plan, or enter into any guarantee or indemnity for these purposes, to the extent permitted by law.

9.6.	Benefits of pensionable

No benefit received by a Participant under the Plan shall be pensionable.

9.7.	Prohibited Periods

Each relevant person will have regard to any Prohibited Period when operating, interpreting, administering, participating in and/or taking any other action in relation to the Plan.

9.8.	Governing law

The Plan and all Awards granted under it shall be governed by and construed in accordance with the laws of England and Wales and the Courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

9.9.	Shares to satisfy awards

The Company shall ensure that sufficient Shares are available (whether from existing Shares held in trust or in treasury or otherwise or from unissued Shares) to satisfy all outstanding Awards. Any Shares acquired under an Award shall be subject to the articles of association of the Company.

9.10.	Third parties

The Plan confers no benefit, right or expectation on a person who is not a Participant. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. Any other right or remedy which a third party may have is unaffected by this Rule.

9.11.	Personal data

Personal data will be processed in accordance with the Company Data Privacy Notice available on the Company’s website at www.rentokil-initial.com or as otherwise advised by the Company.

Appendix 1 to Rentokil Initial plc Performance Share Plan for Grant of Free Performance Shares

1	Awards in the form of Free Performance Shares

Where the Committee considers it appropriate, (whether for tax, regulatory or other reasons), an Award may be granted pursuant to the Plan in the form of a promise from the Company to deliver Shares for no consideration (Free Performance Shares) to a Participant rather than as a right of the Participant to acquire Shares. Where an Award takes the form of a promise of Free Performance Shares, the Rules of the Plan (and where relevant Appendix 2) shall apply to that Award mutatis mutandis save only where specified otherwise in this Appendix.

2	Performance Condition

The following definition of Performance Condition shall apply for the purposes of the Rules when applied to Awards of Free Performance Shares:

Performance Condition means such objective term(s) and/or requirements that the Committee applies to an Award and notifies to a Participant at the Grant Date (in addition to the terms set out in these Rules), the satisfaction of which shall determine the number (if any) of Free Performance Shares to be delivered to a Participant;

3	In Rule 3.7 (Approvals and Consents), the words "its exercise" shall be omitted when applied to Awards of Free Performance Shares.

4	Rule 3.8 (Employer's Social Security) shall be replaced by the following rule:

"The Company may require a Participant to enter into an agreement, election or other arrangement so far as permitted by law to allow the Company to pass the cost of employers' social security contributions, arising in relation to an Award, to the Participant."

5	Rules 5.1 to 5.9 (Exercise of an Award) shall be replaced by the following rule:

I            Delivery of Free Performance Shares

(i)	Performance Condition

The Company shall issue or procure the transfer of Shares pursuant to a Free Performance Share Award only to the extent that the Performance Condition is determined to be satisfied by the Committee as soon as reasonably practicable following the later of (a) the Committee's determination as to whether the Performance Condition has been satisfied and (b) the end of any Holding Period. The Company shall not be obliged to issue or procure the transfer of Shares pursuant to a Free Performance Share Award if and to the extent that the Committee determines that the Performance Condition has not been satisfied.

(ii)	Vesting in a Prohibited Period

If a Prohibited Period prohibits:

a)	the delivery, or the procurement of the delivery, of Shares or cash (as the case may be) to the Participant; and/ or

b)	the Participant from selling Shares to discharge any liability for Taxation, such Award will only Vest when such Prohibited Period ceases to apply.

(iii)	Leavers leaving after end of Performance Period where no Holding Period applies

If a Participant ceases to be employed by an Associated Company on or after the Vesting Date but before his Free Performance Shares have been delivered to him, the Company shall nonetheless issue or procure the transfer of Free Performance Shares to that Participant to the extent that the Committee have determined or determines that the Performance Condition has been satisfied. In such circumstances, the Company shall not be obliged to issue or procure the transfer of Free Performance Shares if and to the extent that the Committee determines that the Performance Condition has not been satisfied.

(iv)	Leavers leaving after end of Performance Period where a Holding Period applies

If a Participant ceases to be employed by an Associated Company for any reason during or following a Holding Period that applies to his Award, his Free Performance Shares shall not lapse but shall be issued or transferred to him as soon as reasonably practicable following the end of the Holding Period (unless, in case of a Participant who leaves for any of the reasons set out in (I)(v)(a) or (I)(v)(b) below, the Committee determines that they shall be issued or transferred earlier), to the extent that the Committee has determined that the Performance Condition was satisfied at the end of the relevant Performance Period.

The Company shall not be obliged to issue or procure the transfer of Free Performance Shares if and to the extent that the Committee determines that the Performance Condition was not satisfied.

(v)	Good leavers leaving before end of Performance Period

(a)	Death, ill-health, disability and other exceptional circumstance

If a Participant ceases to be an employee of an Associated Company before the Vesting Date (or, in the case of an Award that is subject to a Holding Period, before the start of such Holding Period) by reason of death, ill-health, disability or any other exceptional circumstance that the Committee so decides in its absolute discretion, the Company may issue or procure the transfer of Free Performance Shares to the Participant if, and to the extent that, the Committee acting in its absolute discretion, so determines it appropriate and in such circumstances, the Committee may have regard to the following formula:

A = B x the fraction C/D

where:

A is the percentage of the Shares to be issued or transferred to the Participant or his personal representative following the cessation of employment by reason of disability, ill-health, death or any other exceptional circumstance that the Committee so decides in its absolute discretion;

B is the number of Free Performance Shares which would otherwise have been delivered to the Participant, but for the operation of this Rule, following a review by the Committee of the Company's performance under the terms of the Performance Condition during the period ending with the date on which the Company's preliminary, interim or final results, which most closely precede or follow the cessation of employment or death, are available; and

C shall be the period measured in complete months from the Grant Date to date of cessation of employment; and

D shall be the number of months in the Performance Period ,

but the Committee may, in its absolute discretion, determine that such Free Performance Shares shall not be subject to the adjustment pursuant to the formula above or that the number of Free Performance Shares in respect of which the Participant becomes entitled shall be reduced on such other basis as the Committee considers appropriate in the circumstances.

Shares shall be delivered in these circumstances as soon as reasonably practicable following the determination of the entitlement of the Participant or his personal representatives. In any event, if the Award is subject to a Holding Period, the underlying Shares shall only be delivered following the end of the Holding Period unless the Committee in its absolute discretion determines otherwise.

(b)	Retirement, redundancy, sale of a company or business or any other reason that the Committee so decides in its absolute discretion

If a Participant ceases to be an employee of an Associated Company before the Vesting Date (or, in the case of an Award that is subject to a Holding Period, before the start of such Holding Period) as a result of his Retirement, Redundancy, because his employment is in a company which ceases to be an Associated Company or relates to a business or part of a business which is transferred to a person who is not an Associated Company or for any other reason that the Committee so decides in its absolute discretion, the Company shall issue or procure the transfer to the Participant of the number of Free Performance Shares determined in accordance with the following formula:

A = B x the fraction C/D

where:

A is the number of Free Performance Shares to be issued or transferred to the Participant;

B is the number of Free Performance Shares which would otherwise have been issued or transferred to the Participant but for the operation of this Rule judged by reference to the extent to which the Performance Condition is met over the relevant Performance Period; and

C shall be the period measured in complete months from the Grant Date to date of cessation of employment; and

D shall be the number of months in the Performance Period,

but the Committee may, in its absolute discretion, determine that such Free Performance Shares shall not be subject to the adjustment pursuant to the formula above or that the number of Free Performance Shares in respect of which the Participant becomes entitled shall be reduced on such other basis as the Committee considers appropriate in the circumstances.

Shares shall be delivered in these circumstances as soon as reasonably practicable following the determination of the entitlement of the Participant. In any event, if the Award is subject to a Holding Period, the underlying Shares shall only be delivered following the end of the Holding Period unless the Committee in its absolute discretion determines otherwise.

(vi)	Other leavers leaving before end of Performance Period

If a Participant ceases to be employed by an Associated Company before the Vesting Date (or, in the case of an Award that is subject to a Holding Period, before the start of such Holding Period), for any reason other than those set out in paragraph (iv) above (Death, ill-health, disability, retirement, redundancy, sale of a company or business), no Free Performance Shares shall be delivered to him.

(vii)	Cash alternative

The Committee may decide that instead of issuing or procuring the transfer of some or all of the Free Performance Shares of an Award of a Participant, the Company shall pay or procure the payment of a cash amount equal to the market value of the Free Performance Shares which would otherwise have been issued or transferred to such Participant.

A cash payment to a Participant under this Rule shall be made subject to:

(a)	such withholdings on account of tax, national insurance contributions and social security contributions as may be required by law in any applicable jurisdiction; and

(b)	any withholding which the Company may make or require to be made to satisfy any financial liability owed by the Participant to the Company, another Group Company or the Trustee.

(viii)	Meaning of ceasing employment

A Participant shall not be treated for the purposes of this Rule as ceasing to be an employee of an Associated Company until he is no longer an employee of any Associated Company.

(ix)	Dividend Shares

At the discretion of the Committee, the number of Free Performance Shares to be issued or transferred to a Participant may be increased by such additional number of Shares as may be determined by the Committee to reflect the value of dividends which would have been received by the Participant had the Participant held the number of Free Performance Shares to be delivered to the Participant in accordance with the Performance Condition during the period beginning with the Grant Date and ending either on (i) the date on which the Free Performance Shares are to be delivered to the Participant or (ii) on the Vesting Date (as determined by the Committee in its discretion). If the Committee exercises its discretion to award further Shares pursuant to this Rule, the number of Shares so awarded shall be calculated by the Committee in its discretion having regard to the following formula:

A =	B C

where:

A is the additional number of Shares which will be awarded to a Participant pursuant to this Rule;

B is the total value of dividends which would have been payable on X number of Shares during the period beginning with the Grant Date and ending either (i) on the date the Free Performance Shares are to be issued or transferred to the Participant or (ii) on the Vesting Date (as determined by the Committee in its discretion);

C is the closing middle market quotation for a Share on the London Stock Exchange on the date on which the dividend was paid (or if such dividend was not paid on a Dealing Day, the Dealing Day which most immediately precedes it); and

X is the number of Free Performance Shares which would otherwise have been issued or transferred to the Participant (according to the extent to which the Performance Condition is satisfied) which may, at the discretion of the Committee, be adjusted incrementally to reflect notional additional Shares which could have been acquired with each dividend payable on X on the Dealing Day most immediately preceding the day on which the dividend was paid.

The Committee may in its absolute discretion decide that instead of increasing the number of Free Performance Shares to be awarded to a Participant to reflect the value of dividends, such value may be reflected by means of a cash payment, equalling the value of A either on the Vesting Date or on the date on which the Free Performance Shares are to be delivered (as determined by the Committee in its discretion). Such cash payment shall be made to the Participant at the same time as his Free Performance Shares are delivered and shall be subject to:

(a)	appropriate deductions on account of income tax, national insurance contributions or any other tax or social security contributions required to be withheld by law in any applicable jurisdiction; and

(b)	any withholding which the Company may make or require to be made to satisfy any financial liability owed by the Participant to the Company, another Group Company, Associated Company or the Trustee.

6	In Rule 5.10 (Employee tax liabilities where the exercise of an Award is satisfied by the issue or transfer of Shares (withholding tax and employee's social security) the words "It is a condition of exercise of any Award that" shall be omitted when applied to Awards of Free Performance Shares.

7	Rule 6 (Takeover, reconstruction and writing-up) shall be replaced by the following rule:

I	General offers

Subject to Rules III, IV and V, if any person obtains Control of the Company as a result of making a general offer to acquire Shares in the Company, or having obtained Control makes such an offer, the Board shall notify every Participant of the change of Control and Free Performance Shares shall be issued or transferred to each Participant to the extent prescribed by Rule II within six months (or any longer period the Committee permits) of the notification. All outstanding Awards shall lapse on the expiry of that period.

II	Pro-Rating for Performance and Time

If there occurs one of the events described in this Rule (a Change of Control), the number of Free Performance Shares which shall be issued or transferred (if any) shall be determined by the Committee in accordance with the following formula:

A = B x the fraction C/D

where

A is the percentage of the Free Performance Shares comprised in the Award which will be issued or transferred to a Participant as a result of the Change of Control;

B is the number of Free Performance Shares comprised in the Award which would otherwise be issued or transferred to the Participant, but for the operation of this Rule 6.2, following a review by the Committee of the Company's performance under the terms of the Performance Condition during the period ending with the Change of Control; and

C shall be the period measured in complete months from the Grant Date to date of the relevant event; and

D shall be the number of months in the Performance Period,

but the Committee may, in its absolute discretion, determine that such Free Performance Shares shall not be subject to the adjustment pursuant to the formula above or that the number of Free Performance Shares in respect of which the Participant becomes entitled shall be reduced on such other basis as the Committee considers appropriate in the circumstances.

III	Meaning of control

For the purposes of paragraph I, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him (as defined in the City Code on Takeovers and Mergers) have together obtained Control of the Company.

IV	Compulsory acquisition, schemes of arrangement and winding up

Subject to paragraphs V and VI, if any person becomes bound or entitled to acquire shares in the Company under sections 979 to 989 of the Companies Act 2006, or if under section 899 of that Act the Court sanctions a compromise or arrangement, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall notify every Participant of the occurrence of the event and Free Performance Shares shall be issued or transferred to holders of outstanding Awards to the extent prescribed by Rule II (Pro-Rating for performance and time) within one month (or any longer period the Committee permits) of the notification. All outstanding Awards shall lapse on the expiry of that period.

V	Replacement Awards

(i)	If any person obtains Control of the Company as described in paragraph I, or as a result of a compromise or arrangement sanctioned by the Court under section 899 Companies Act 2006, or becomes bound or entitled to acquire shares in the Company under sections 979 to 989 Companies Act 2006, a Participant may by agreement with such person release his Award (the Old Award) in consideration of the grant of a new award (the New Award) over shares of equivalent value in a different company, such New Award to be subject to Rules of the Plan and to such performance conditions (if any) as may be agreed between the Participant and such person and failing such agreement, the New Award shall be subject to the Performance Condition to which the Old Award was subject.

(ii)	A New Award granted under paragraph V(i) shall, for the purposes of the Plan, be treated as having been acquired at the same time as the Old Award.

(iii)	Where any New Award is granted pursuant to Rule V(i), paragraph 5 of this Appendix and Rules 3.4, 3.6, 5.10, 5.11, 5.12, 6, 7, 8 and 9 of the Plan shall be construed as if references to the Company and to Shares were references to the other company to which the shares comprised in the New Award relate and to shares in that company but references to a Group Company shall continue to be construed as if references to the Company were references to Rentokil Initial plc.

VI	Internal reorganisation

If:

(a)	the events referred to in this Rule 6 (Takeover, reconstruction and writing-up) are part of an arrangement (a Reorganisation) as a result of which the Company will be under the Control of another company or the business of the Company will be carried on by another company; and

(b)	the persons who owned the shares in the Company immediately before the change of Control will immediately afterwards own more than 75% of the shares in that other company;

then Free Performance Shares shall not be issued or transferred as a result of that Reorganisation, but each Award shall, unless the Committee determines otherwise, cease to relate to Shares and will instead relate to the number of shares in the other company that have a market value equivalent to the Shares in the Company subject to the Award immediately before the Reorganisation (the respective market values to be determined by the Committee acting reasonably). The Rules and the applicable Performance Conditions shall continue to apply to the Award with the necessary changes to take account of this alteration.

Appendix 2 to Rentokil Initial plc Performance Share Plan for Grant of Awards in the US

1.	GENERAL

1.1.	This Appendix 2 shall apply to all US Taxpayers. In the event that a Participant becomes a US Taxpayer subsequent to the Grant Date of an Award, then, pursuant to Rule 8 (Amendments) of the Plan, such Award shall immediately be amended in a manner consistent with this Appendix 2. Awards shall be granted to US Taxpayers only in the form of Free Performance Shares, as provided under Appendix 1 to the Plan.

1.2.	In this Appendix 2, the following expressions shall have the following meanings respectively:

California Participant means a Participant who is a resident of the State of California;

California Securities Law means, collectively, Section 25102(o) of the California Corporate Securities Law of 1968, as amended, and the regulations issued thereunder by the California Commissioner of Corporations, including Section 260.140.42 relating to compensatory purchase plans;

Code means the US Internal Revenue Code of 1986, as it may be amended from time to time, and all US Treasury Regulations, interpretations and administrative guidance issued thereunder;

Rule 701 means Rule 701 of the US Securities Act of 1933, as it may be amended from time to time;

Section 409A means Section 409A of the Code and all regulations, interpretations and administrative guidance issued thereunder;

Short-Term Deferral Exemption means the short-term deferral exemption from Section 409A described in Section 1.409A-1(b)(4) of the treasury regulations issued under the Code;

Short-Term Deferral Period means the period commencing on the date that an Award first is no longer subject to a substantial risk of forfeiture for US federal income tax purposes and ending upon the fifteenth day of the third month following the end of the Taxable Year in which such Award first is no longer subject to a substantial risk of forfeiture;

Taxable Year means the calendar year, or, if later, the end of the taxable year of the Company, in which the Award is no longer subject to a substantial risk of forfeiture;

US means the United States of America;

US Tax means applicable US federal, state and local income taxes and employment taxes; and

US Taxpayer means a Participant who is subject to US Tax at the Grant Date, is expected to become subject to US Tax following the Grant Date or does become subject to US Tax following the Grant Date but while the Award remains outstanding.

US Treasury Regulations mean the regulations promulgated under the Code.

References to a “Rule” in this Appendix 2 shall be to the Rules of the Plan, except as otherwise expressly provided herein.

2.	PROVISIONS APPLICABLE TO US TAXPAYERS

2.1.	Awards granted to US Taxpayers are intended to be exempt from the requirements of Section 409A pursuant to the Short-Term Deferral Exemption, and the Plan and any Award granted to a US Taxpayer shall be interpreted, operated and administered in a manner consistent with such intention. Notwithstanding anything contrary contained in the Plan or any Award certificate, payment in respect of any Award hereunder, including the payment of a cash equivalent under Rule I(vi) in Section 5 of Appendix 1 or issuance of Shares upon the Vesting of a Free Performance Share Award shall be paid or transferred, if at all, to a US Taxpayer within the Short-Term Deferral Period.

2.2.	Unless otherwise determined by the Committee, a Free Performance Share Award granted under the Plan to a US Taxpayer shall become Vested (to the extent that the Committee determines that the Performance Condition has been satisfied, or otherwise so determines in its absolute discretion, all as provided under Rule I in Section 5 of Appendix 1) and payable on the earliest to occur of the following events:

2.2.1. the Vesting Date, subject to the US Taxpayer’s continued employment with an Associated Company on such date;

2.2.2. the termination of the US Taxpayer’s employment with each Associated Company due to the US Taxpayer’s death, incapacity or any other exceptional circumstance that the Committee so decides in its absolute discretion;

2.2.3. the termination of the US Taxpayer’s employment with each Associated Company due to the US Taxpayer’s Retirement or Redundancy;

2.2.4. the termination of the US Taxpayer’s employment with each Associated Company resulting because the US Taxpayer’s employment is with a company which ceases to be an Associated Company or relates to a business or part of a business which is transferred to a person who is not an Associated Company, subject to the US Taxpayer’s continued employment with an Associated Company on the date of such cessation or transfer; and

2.2.5. a Change of Control or winding up of the Company under Section 7 of Appendix 1, subject to the US Taxpayer’s continued employment with an Associated Company on such date.

Once (and to the extent) Vested, subject to any applicable dealing or other securities law restrictions, Shares shall be delivered, or a cash equivalent shall be paid, in respect of an Award on or before the expiration of the Short-Term Deferral Period.

2.3.	In the event that the Vesting of a Free Performance Share Award granted to a US Taxpayer or the issuance of Shares, has not been made by the end of the Short-Term Deferral Period due to the circumstances described in Rule I(ii) in Section 5 of Appendix 1 (Vesting in a Prohibited Period) applying to the Free Performance Share Award, then to the extent permissible under Section 1.409A-1(b)(4)(ii) of the proposed US Treasury Regulations (regarding the delay permitted if Vesting or payment would violate applicable law), such Vesting and issuance of Shares or cash in the settlement of the Free Performance Share Award may be delayed so long as the Free Performance Share Award is then satisfied as soon as reasonably practicable after the date on which such satisfaction would no longer cause a violation of applicable law.

2.4.	In the event that the Vesting of a Free Performance Share Award granted to a US Taxpayer or the issuance of Shares before the end of the applicable Short-Term Deferral Period, but before the end of an applicable Holding Period, the US Taxpayer may not transfer, assign, charge or create any other security interest over or otherwise dispose of the Shares or cash received from the settlement of the Free Performance Share Award or any rights in respect thereof. If the US Taxpayer attempts to transfer, assign, charge or create any other security interest over or otherwise dispose of the Shares or cash received from the settlement of the Free Performance Share Award or any rights in respect thereof, whether voluntarily or involuntarily, before the end of an applicable Holding Period, then the Shares or cash received from the settlement of the Free Performance Share Award will be immediately forfeited, and returned to the Company.

2.5.	To the extent of any replacement under Rule 6.5 (Replacement Awards) of the Plan or under Rule V in Section 7 of Appendix 1 or adjustment under Rule 6.6 (Internal Reorganisation) of the Plan or under Rule VI in Section 7 of Appendix 1 of any Award, the terms and conditions of any New Award (or any adjusted Award, as applicable) shall not modify the payment timing of the corresponding original Award prior to such replacement or adjustment requiring the issuance of Shares or other payment prior to the expiration of the Short-Term Deferral Period, or otherwise result in any change to the terms and conditions of such original Award prior to such replacement or adjustment if such change would result in adverse tax consequences to a US Taxpayer under Section 409A.

2.6.	No setoffs or deductions against any amounts owed to a US Taxpayer by a Group Member may be made hereunder to satisfy the clawback contemplated by Rule 4.8 (Clawback and reduction for malus) or pursuant to Rule 5.11 (General Right Set-off) to the extent that such setoff or deduction would result in adverse tax consequences to the US Taxpayer under Section 409A.

2.7.	Notwithstanding any provision of the Plan or any Award certificate to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan, its appendices and any Award granted to a US Taxpayer so that such Award qualifies for the Short-Term Deferral Exemption. No amendment may be made to the Plan, its appendices or any Award certificate, or otherwise apply to an Award, if and to the extent that the amendment would cause any Award granted to a US Taxpayer to violate Section 409A. An Associated Company shall have no liability to a US Taxpayer, or any other party, if an Award that is intended to be exempt from Section 409A is not so exempt or for any action taken by the Committee or the Associated Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected US Taxpayer and not with the Associated Company.

3.       SECURITIES LAW COMPLIANCE

3.1.	Notwithstanding any provision of the Plan or any Award certificate to the contrary, (i) no Award shall be granted and no Share shall be delivered or sold to a US Taxpayer unless such grant, delivery and sale is in compliance with US federal securities laws and any applicable US state securities laws, and (ii) Shares acquired by a US Taxpayer pursuant to the settlement of Free Performance Share Awards may only be resold in compliance with the registration requirements or an applicable exemption from the registration requirements of the US Securities Act of 1933, as it may be amended from time to time.

3.2.	Notwithstanding any provision of the Plan or any Award certificate to the contrary, Free Performance Share Awards granted to a Participant who is a California Participant on the Grant Date shall be subject to the following additional limitations, terms, and conditions, which for purposes of compliance with California Securities Law only shall be deemed to be a separate plan maintained solely for California Participants:

3.2.1. except to the extent otherwise provided under Rule 3.3 of this Appendix 2, each Award shall be granted in accordance with Rule 701;

3.2.2. Awards may not be granted more than ten (10) years after the date on which the Plan is adopted or the date on which the Plan is approved by the issuer’s security holders, whichever is earlier;

3.2.3. the rights of a California Participant to acquire Shares under the Plan shall be non-transferable except to the extent of a transfer by will, laws of descent and distribution, to a revocable trust, or as permitted by Rule 701;

3.2.4. the number of Shares issuable under an Award shall be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of an Associated Company’s equity securities without the receipt of consideration by the Associated Company of or on the Shares; and

3.2.5. the number of California Participants may not exceed 35 unless the Plan is approved by holders of a majority of the outstanding securities of the Company entitled to vote by the later of (i) within twelve (12) months before or after the date the Plan is adopted or (ii) prior to or within twelve (12) months of the issuance of any security under the Plan in California.

3.3.	Notwithstanding Rule 3.2 of this Appendix 2, Free Performance Share Awards may be granted under the Plan to any California Participant in accordance with any other registration exemption permitted under California Securities Law or by qualification under such law, subject to such conditions as required by such law.

4.	AMENDMENT AND ADMINISTRATION

For the avoidance of doubt, the Committee has the full authority, consistent with the Rules, to administer this Appendix 2, including authority to interpret and construe any provision of this Appendix 2, to identify eligible employees and Participants with respect to whom the provisions of this Appendix 2 may apply, and to adopt any regulations for administering this Appendix 2 and any documents it thinks necessary or appropriate. The decision of the Committee on any matter concerning this Appendix 2 will be final and binding on all parties, notwithstanding any delegation of authority to a sub-committee.

Appendix 3 to Rentokil Initial Plc Performance Share Plan

For Grant of Awards in France

1.	PURPOSES OF THIS APPENDIX

1.1.	This Appendix 3 sets out the terms and conditions applicable to the Plan whereby Awards will be granted to individuals who, at the Grant Date, are employed by a Group Company whose registered office is in France (the “French Group Member”), (the “French Participants”).

1.2.	The purpose of this Appendix 3 is to amend the terms of the Plan only to the extent necessary in order to satisfy French securities, exchange control, corporate and tax laws and requirements in order for the Awards granted to the French Participants pursuant to the Plan and this Appendix 3 to benefit from the specific French income tax and social security treatment (the “Qualified Awards”).

2.	GENERAL – DEFINITIONS – INTERPRETATIONS

2.1.	Definitions stated in the Plan apply to this Appendix 3.

2.2.	Additional definitions are as follows

French Group Member shall have the meaning set forth in Rule 1.1 of this Appendix 3

French Participant shall have the meaning set forth in Rule 1.1 of this Appendix 3

French Prohibited Period is a Dealing Day restriction as set forth in Rule 4.1 of this Appendix 3

Qualified Awards shall have the meaning set forth in Rule 1.2 of this Appendix 3

2.3.	The rules of the Plan will apply to Qualified Awards made under this Appendix 3, and as amended by the terms thereof.

This Appendix 3 does not amend, add or otherwise alter the Plan as it applies to Awards other than the Qualified Awards.

References to “rules” in this Appendix 3 are deemed references to the main Rules of the Plan.

In the event of any conflict, whether explicit or implied, between the provisions of this Appendix 3 and the rules of the Plan, the provisions of this Appendix 3 shall override the rules of the Plan.

3.	QUALIFIED AWARDS

3.1.	Grant of Awards

The rules of the Plan, the terms of this Appendix 3 and the terms and conditions applicable to Qualified Awards shall be interpreted and, where necessary, deemed to be modified in order for Awards granted to French Participants to satisfy the relevant provisions of French laws to qualify for the French specific income tax and social security treatment.

3.2.	No liability

No Group Company shall be liable for any adverse consequence, whether legal, tax or otherwise, if and to the extent the Qualified Awards do not qualify for such specific French income tax and social security treatment.

4.	GRANT OF QUALIFIED AWARDS

4.1.	French Prohibited Period

French Prohibited Period is a Prohibited Period applicable in France as defined by Article L. 225-197-1 of the French Commercial Code as:

(i)	ten quotation days preceding and three quotation days following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or

(ii)	any period during which the corporate management of the Company possesses material information which could, if disclosed to the public, significantly impact the quotation of the Company, until ten quotation days after the day such information is disclosed to the public.

4.2.	In addition to Rule 3.7 (Approvals and consents) of the Plan, a Qualified Award shall not be granted, exercised or delivered during a French Prohibited Period.

4.3.	A French Participant’s Award shall not lapse where that French Participant becomes bankrupt. Rule 3.4 (Non-transferability and bankruptcy) of the Plan does not apply to French Participants.

4.4.	Rule 3.8 (Employer’s social security) of the Plan shall not apply to French Participants.

5.	EXERCISE OF AWARDS

5.1.	Rule 5.2 (General exercise period) of the Plan whereby the Company will be deemed to have received valid notice of exercise of an Award that has not been exercised until the last day before the expiry of the 10th anniversary of the Grant Date is not applicable to French Participants.

Under these circumstances, the Qualified Award will lapse on the 10th anniversary of the Grant Date and the French Participant will not be eligible to any compensation as a result thereof.

5.2.	In the event of death of a French Participant before the Qualified Award’s exercise date, the French Participant’s heirs may ask to receive Shares, should they notify the French Group Member or the Company within 6 months following the French Participant’s death. No Performance Condition shall apply in this situation. Rules 5.4 (Good Leavers) and 5.5 (Extent of exercise for good leavers) of the Plan are amended accordingly for French Participants.

5.3.	Rule 5.6.2 (Cessation of employment after end of Performance Period where a Holding Period applies) is applicable to French Participants only to the extent that the Award has been granted to the French Participant at a minimum of 2 years prior to the cessation of employment.

5.4.	A Qualified Award cannot be settled in cash. Rule 5.7.2 (Settlement in cash) of the Plan cannot apply to Qualified Awards.

5.5.	The total value of gross dividends which would have been payable to the French Participant had he/she held the number of Shares in respect of which this Qualified Award would have been exercisable until the exercise can only be paid in cash. Rule 5.9 (Dividend Shares) of the Plan is therefore amended accordingly.

5.6.	The exercise of Qualified Awards by a French Participant and the subsequent sale of the Shares should not give rise to any Tax Liability. Rule 5.10 (Employee tax liabilities where the exercise of an Award is satisfied by the issue or transfer of shares (withholding tax and employee’s social security)) should therefore not apply to Qualified Awards.

5.7.	Rule 5.11 (General Right of Set Off) of the Plan shall not apply to Qualified Awards.

6.	TAKEOVER, RECONSTRUCTION AND WINDING-UP

6.1.	The accelerated Vesting set forth in Rule 6 (Takeover, reconstruction and winding-up) of the Plan in the case of a general offer to acquire Shares cannot lead to a Vesting Date that would be less than 2 years from the Grant Date.

Notwithstanding the foregoing, should the Vesting Date be between 1 and 2 years from the Grant Date, the Holding Period applicable to the Shares held as a consequence thereof will be of 1 year.

7.	MISCELLANEOUS

7.1.	When exercising his/her Qualified Awards pursuant to the Plan and this Appendix 3, a French Participant becomes a Company shareholder. He thus has all and the same rights as other Company shareholder.